EXHIBIT 10.44

                         UNITED STATES BANKRUPTCY COURT
                      FOR THE EASTERN DISTRICT OF MISSOURI
                                EASTERN DIVISION

IN RE:  BRIDGE                    )        IN PROCEEDINGS UNDER CHAPTER 11
INFORMATION SYSTEMS, INC.         )
                                  )
                   DEBTOR.        )        CASE NO. 01-0141593-293
                                  )
                                  )        HONORABLE DAVID P. MCDONALD
                                  )        UNITED STATES BANKRUPTCY JUDGE


                              STIPULATION AND ORDER

         WHEREAS, on February 15, 2001 (the "Filing Date"), the above-captioned Debtor and 21 related entities (collectively, the "Debtors") commenced these Chapter 11 cases (the "Bankruptcy Case") by filing voluntary petitions under Title 11 of the United States Code; and

         WHEREAS,     the    Debtors    have     continuously     operated    as
Debtors-in-Possession since the Filing Date pursuant to 11 U.S.C.ss.ss.1107 and 1108; and

         WHEREAS, on March 14, 2001, came on for hearing (the "Hearing") the Motion (the "Motion") for an Order Directing Debtor and Savvis Communications Corp. ("Savvis") to Provide Adequate Assurance of Future Performance Pursuant to 11 U.S.C. ss. 366 and to Cure all Arrearages, or, in the Alternative, Granting Relief from the Automatic Stay to Permit Termination of Agreement filed by Sprint Communications Company L.P. ("Sprint"); and

         WHEREAS, at the Hearing, the parties announced that an agreement had been reached and the terms of the agreements were placed on the record.

         NOW, IT IS HEREBY STIPULATED AND AGREED by and among the undersigned, counsel of record of the Debtors, Savvis and Sprint (the Debtors, Savvis and Sprint collectively, the "Parties") that


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         1. As  adequate  assurance  of payment to Sprint  pursuant to 11 U.S.C.
ss.ss. 105 and 366, the Debtors and/or Savvis shall make the following payments to Sprint: (a) a payment to Sprint in the amount of $7,000,000 (the "Initial Payment") on or before Thursday, March 22, 2001, covering services provided by Sprint to Savvis for the period February 15, 2001 through March 21, 2001, pursuant to agreements between Savvis and Sprint; (b) payments on a weekly basis beginning on Thursday, March 22, 2001 and every Wednesday thereafter (each such date, a "Payment Date"), each in the amount of $1,400,000 as prepayments for services to be provided by Sprint to Savvis for the week following the date of each such payment (each, a "Weekly Prepayment"); and (c) payments on each of the Payment Dates each in the amount of $100,000 to be applied by Sprint to obligations owing by Savvis to Sprint for the period prior to the Filing Date
(each,  with  the  corresponding   Weekly   Prepayment,   a  "Weekly  Payment").
Additionally, the Weekly Prepayment shall be adjusted on a retrospective basis to reflect actual usage. To accomplish this, every two weeks Sprint shall inform the Debtors and Savvis of the amount of any adjustment (plus or minus) required which shall be added or subtracted to the subsequent Weekly Payments.

         2. All payments set forth in paragraph 1 of this Stipulation shall be funded by wire transfer to Sprint on the dates set forth above and shall be accompanied by a written notice (by facsimile or electronic mail) to Ruth West (or her designee) at Sprint setting forth that each such payment has been made, the date of such payment, and wire transfer tracking information including the account into which the transfer was made (the "Confirmation"). Sprint shall provide the Debtors and Savvis with the appropriate wire transfer information to enable the Debtors and/or Savvis to wire the funds set forth herein.

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         3. To the  extent  that  Sprint  received  or  receives  new orders for services from Savvis subsequent to the Filing Date, Sprint shall not be required to fulfill such new orders unless and until: (a) Sprint is paid a sum satisfactory to pre-pay Sprint for the estimated amount of usage represented from the date the order is fulfilled to the next Payment Date; and (b) the Debtors and Savvis have agreed to increase the Weekly Payments by a like amount for each week thereafter. If the Weekly Payments are increased as set forth herein, then the new amount of the Weekly Payments shall be deemed to be the Weekly Payments and shall be governed by the terms and conditions of paragraph 1 hereof.

         4. If the Debtors or Savvis fail to timely make any payment due hereunder, Sprint shall have the right to seek a court order (upon prior written notice to counsel to the Debtors and Savvis, by facsimile transmission) authorizing it to terminate the service Sprint provides to Savvis after the expiration of 3 business days from the date of such notice (the "Termination Date"). The Parties hereby consent to an emergency expedited telephonic hearing to consider Sprint's request to terminate such service as set forth herein.

         5. To the extent that any payments due hereunder are not timely made by the Debtor, such amounts shall be afforded administrative priority status pursuant to 11 U.S.C. ss. 503(b)(1), and Sprint reserves the right to seek additional priority status.

         6. The Motion is deemed dismissed without prejudice. This Stipulation is without prejudice to Sprint seeking the relief requested in its Motion based on a breach by the Debtors or of Savvis of any of the terms contained in this Stipulation, or upon the expiration of the terms of this Stipulation on May 31, 2001 (or a later date as may be agreed to by the Parties). Moreover, this Stipulation is without prejudice to Sprint seeking adequate assurances of performance from Savvis in the event Savvis becomes a debtor under Title 11 of the United States Code.

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         7.  Division  of  responsibility  between  the  Debtors  and Savvis for payments to be made under this Stipulation shall be as set forth in a separate stipulation and order entered into between those two Parties, but for purposes of payments to Sprint pursuant to this Stipulation, the Debtors and Savvis shall be jointly and severally responsible for such payments.

         8. To the extent that this Stipulation is inconsistent with the terms and provisions of this court's prior ex parte order providing adequate assurances to Sprint, entered on February 21, 2001, the terms of this Stipulation shall control.

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         9. This Stipulation may be executed in any number of counterparts, each of which shall be an original but such counterparts shall together constitute one instrument.

                                                  /s/ David P. McDonald
                                                  ------------------------------
                                                  UNITED STATES BANKRUPTCY JUDGE



Dated:  March 22, 2001
Agreed: March 22, 2001

SPRINT COMMUNICATION COMPANY L.P.


By:  /s/ Robert Rogers
     ------------------------------------------------------------
     Title:  Assistant Vice President Customer Financial Services
     Name:  Robert Rogers


BRIDGE INFORMATION SYSTEMS, INC.
AND OTHER DEBTORS


By:  /s/ Sankar Krishnan
     ------------------------------------------------------------
     Title:  Chief Restructuring Officer
     Name:  Sankar Krishnan


SAVVIS COMMUNICATIONS CORPORATION


By:   /s/ Steve M. Gallant
     ------------------------------------------------------------
     Title:  General Counsel
     Name: Steve M. Gallant


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